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Exhibit 23(iii)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Eagle Life Insurance Company:

        We consent to the use of our report dated April 4, 2012, with respect to the balance sheets of Eagle Life Insurance Company (the Company) as of December 31, 2011 and 2010, and the related statements of operations, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and all related financial statement schedules, included herein and to the reference to our firm under the heading "Experts and Counsel" in the prospectus.

/s/ KPMG LLP

Des Moines, Iowa
May 3, 2012

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
American Equity Investment Life Insurance Company:

        We consent to the use of our report dated April 4, 2012, with respect to the consolidated balance sheets of American Equity Investment Life Insurance Company and subsidiaries (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and all related financial statement schedules, included herein and to the reference to our firm under the heading "Experts and Counsel" in the prospectus.

/s/ KPMG LLP

Des Moines, Iowa
May 3, 2012

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  Exhibit 23(iii)